Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

In connection with the Quarterly Report of Cagle’s, Inc. (the “Company”) on Form 10-Q for the quarter ended October 3, 2009 (the “Report”), I, Mark M. Ham IV, Executive Vice President and Chief Financial Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark M. Ham IV
Mark M. Ham IV
Executive Vice President and Chief
Financial Officer
(Principal Accounting Officer)
Date: November 16, 2009